Exhibit 99.1

Parkway Reports Full-Year And Fourth Quarter 2015 Results

ORLANDO, Fla., Feb. 8, 2016 /PRNewswire/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its full year and fourth quarter ended December 31, 2015.

Logo - http://photos.prnewswire.com/prnh/20030513/PARKLOGO

Highlights

  Fourth quarter 2015 FFO of $0.34 per diluted share, which includes $1.9 million, or $0.02 per diluted share, in one-time charges primarily related to acquisition costs and other non-recurring items
  Full-year 2015 FFO of $1.34 per diluted share
  Adjusted 2016 FFO guidance to a range of $1.21 to $1.31 per diluted share
  Year-over-year recurring same-store cash net operating income growth of 10.2% at share for the quarter
  Fourth quarter 2015 occupancy of 90.7%, with the portfolio 92.7% leased
  Full-year 2015 and year-to-date 2016 asset sales of approximately $624 million, of which approximately $500 million was Parkway's share
  Subsequent to quarter-end, completed previously announced recapitalization of Courvoisier Centre at a gross asset value of $175 million, resulting in net proceeds to Parkway of $154.3 million

"With occupancy at 90.7% and the portfolio 92.7% leased, the fourth quarter concluded a tremendous year for Parkway, in which we executed 2.7 million square feet of leases," stated James R. Heistand, President and Chief Executive Officer of Parkway. "Since January 2015, we have accelerated our capital recycling strategy with dispositions totaling approximately $624 million, including seven assets in Houston, which we sold for approximately $179 million. The continued portfolio transformation delivered superior operational results in 2015 with over 10% same-store cash NOI growth, 78.3% customer retention and an increase in average rent per square foot of $3.56. We believe we've effectively pruned the portfolio of substantially all of Parkway's non-core assets, leaving us with a collection of best-in-class assets that we believe is poised to continue our operational outperformance in 2016."

For the fourth quarter 2015, funds from operations ("FFO") was $39.8 million, or $0.34 per diluted share for Parkway Properties LP's real estate portfolio, in which Parkway owns an interest (the "Parkway Portfolio"). Funds available for distribution ("FAD") was $15.3 million, or $0.13 per diluted share for the Parkway Portfolio.

For the year ended December 31, 2015, FFO was $156.4 million, or $1.34 per diluted share for the Parkway Portfolio. FAD for the year ended December 31, 2015 was $71.1 million, or $0.61 per diluted share for the Parkway Portfolio.

A reconciliation of FFO and FAD to net income is included below. Net income to common stockholders and FFO and FAD for the Parkway Portfolio for the three months ended December 31, 2015 and full-year 2015, as well as a comparison to the prior-year periods, are as follows:

(Amounts in thousands, except per share data)

	Three Months Ended December 31				Year Ended December 31
	2015		2014		2015		2014
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net Income – Common
Stockholders – Basic	$8,677	$0.08	$42,428	$0.38	$67,335	$0.60	$42,943	$0.42
Wtd. Avg. Basic Shares	111,614		111,076		111,490		101,913

Funds From Operations	$39,812	$0.34	$35,594	$0.31	$156,364	$1.34	$143,916	$1.34
Funds Available for Distribution	$15,260	$0.13	$14,440	$0.12	$71,077	$0.61	$71,591	$0.67
Wtd. Avg. Diluted Shares/Units	116,760		116,521		116,691		107,319

Operational Results

Occupancy at the end of the fourth quarter 2015 was 90.7%, compared to 90.0% at the end of the prior quarter. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the fourth quarter 2015 was 92.7%, compared to 91.7% at the end of the prior quarter.

Parkway's share of recurring same-store net operating income ("NOI") for the Parkway Portfolio was $50.4 million on a GAAP basis during the fourth quarter 2015, which was an increase of $3.0 million, or 6.3%, compared to the same period of the prior year. On a cash basis, the Company's share of recurring same-store NOI for the Parkway Portfolio was $41.8 million, which was an increase of $3.9 million, or 10.2%, compared to the same period of the prior year.

For the year ended December 31, 2015, Parkway's share of recurring same-store NOI for the Parkway Portfolio was $191.9 million on a GAAP basis, which was an increase of $11.4 million, or 6.3%, compared to the prior year. On a cash basis, the Company's share of recurring same-store NOI for the Parkway Portfolio was $152.8 million, which was an increase of $3.1 million, or 2.1%, compared to the prior year.

The Company's portfolio GAAP NOI margin was 63.2% at Parkway's share during the fourth quarter 2015, compared to 57.0% during the same period of the prior year. For the full year 2015, the Company's portfolio GAAP NOI margin at Parkway's share was 61.7%, compared to 59.6% during the prior year.

Leasing Activity

During the fourth quarter 2015, Parkway signed a total of 631,000 square feet of leases at an average rent per square foot of $31.55 and at an average cost of $5.32 per square foot per year. For full-year 2015, the Company signed a total of 2.7 million square feet of leases, at an average rent per square foot of $30.76 and an average cost of $5.74 per square foot per year.

New & Expansion Leasing – During the fourth quarter 2015, Parkway signed 214,000 square feet of new leases at an average rent per square foot of $39.72 and at an average cost of $8.14 per square foot per year. Executing new leases at an all-time high rate of $39.72 effectively reduced Parkway's concession ratio on new leases quarter-over-quarter by 290 basis points to 20.5%.

For the full year 2015, the Company signed a total of 843,000 square feet of new leases, at an average rent per square foot of $34.25 and an average cost of $7.55 per square foot per year.

Expansion leases during the quarter totaled 72,000 square feet at an average rent per square foot of $24.37 and at an average cost of $3.47 per square foot per year. Expansion leases for the year totaled 227,000 square feet at an average rent per square foot of $28.46 and at an average cost of $5.72 per square foot per year.

Renewal Leasing – Customer retention during the fourth quarter 2015 was 81.9%. The Company signed 345,000 square feet of renewal leases at an average rent per square foot of $27.97, representing a 6.3% rate decrease from the expiring rate. The rate decrease in renewal leasing is principally attributable to significant renewal activity in Jacksonville, Orlando and Tampa, Florida. The average cost of renewal leases was $4.17 per square foot per year.

Customer retention for the full year 2015 was 78.3%. The Company signed 1.6 million square feet of renewal leases at an average rent per square foot of $29.27, representing a 2.5% rate increase from the expiring rate. The average cost of renewal leases was $4.79 per square foot per year.

Significant operational and leasing statistics for the quarter as compared to prior quarters are as follows:

	For the Three Months Ended
	12/31/15	09/30/15	06/30/15	03/31/15	12/31/14
Ending Occupancy	90.7%	90.0%	90.4%	89.3%	88.6%
Customer Retention	81.9%	86.6%	62.0%	81.1%	82.6%
Square Footage of Total Leases Signed (in thousands)	631	734	687	642	936
Average Revenue Per Square Foot of Total Leases Signed	$31.55	$32.12	$28.92	$30.39	$32.20
Average Cost Per Square Foot Per Year of Total Leases Signed	$5.32	$6.19	$5.64	$5.76	$5.11

Acquisition and Disposition Activity

On October 1, 2015, Parkway acquired Two Buckhead Plaza, a 210,000 square foot office building located in the Buckhead submarket of Atlanta, Georgia, for a gross purchase price of $80.0 million. The seven-story office building, which includes 50,000 square feet of ground floor retail, was 96.6% occupied as of January 1, 2016 and is expected to generate an estimated forward twelve-month cash net operating income yield of approximately 6.0%. Parkway assumed the first mortgage secured by the property, which has a current outstanding balance of approximately $52.0 million with a current interest rate of 6.43% and a maturity date of October 1, 2017.

On November 6, 2015, a joint venture in which Parkway owns a 40% interest completed the sale of 7000 Central Park, a 415,000 square foot office building located in Atlanta, Georgia, for a gross sale price of $85.3 million. During the fourth quarter of 2015, the joint venture recognized a gain on the sale of 7000 Central Park of approximately $30.5 million, of which $9.8 million was Parkway's share.

On December 23, 2015, Parkway completed the sale of Millenia Park One, a 157,000 square foot office building located in Orlando, Florida, for a gross sale price of $28.2 million. During the fourth quarter of 2015, Parkway recognized a gain on the sale of Millenia Park One of approximately $3.5 million.

Subsequent Events

On January 22, 2016, Parkway completed the sale of 5300 Memorial, a 154,000 square foot office building, and Town & Country, a 149,000 square foot office building, both located in Houston, Texas, for an aggregate gross sale price of $60.0 million. Parkway expects to recognize a gain on the sale of 5300 Memorial and Town & Country of approximately $37.8 million in the first quarter of 2016.

On February 5, 2016, Parkway completed the sale of 80% of its interest in Courvoisier Centre, a 343,000 square foot office building located in Miami, Florida, at a gross asset value of $175.0 million. Parkway retained a 20% interest in the asset through a newly formed joint venture and will continue to perform the property management and leasing services for the asset. Simultaneous with the closing of the joint venture transaction, the joint venture closed on a $106.5 million first mortgage secured by the asset, which has a fixed interest rate of 4.6%, matures in March 2026 and is interest only through maturity. The recapitalization of Courvoisier Centre resulted in net proceeds to Parkway of $154.3 million.

Capital Structure

On December 22, 2015, the Company paid in full the remaining outstanding loan secured by 5300 Memorial and Town & Country totaling $17.2 million and incurred a prepayment fee of $503,000.

At December 31, 2015, the Company had no outstanding debt under its unsecured revolving credit facility, $550.0 million outstanding under its unsecured term loans and held $75.0 million in cash and cash equivalents, of which $58.0 million of cash and cash equivalents was Parkway's share. Parkway's share of secured debt totaled $1.0 billion at December 31, 2015.

At December 31, 2015, the Company's net debt to adjusted EBITDA multiple was 6.4x, using the quarter's annualized adjusted EBITDA after adjusting for the impact of investment activity completed during the period, as compared to 6.6x at September 30, 2015, and 6.1x at December 31, 2014.

Common Dividend

The Company's previously announced fourth quarter cash dividend of $0.1875 per share, which represents an annualized dividend of $0.75 per share, was paid on December 30, 2015 to stockholders of record as of December 16, 2015.

2016 Outlook

After considering recently announced dispositions, as well as the expected near-term sale of Two Liberty Place in Philadelphia, the Company is adjusting its 2016 FFO outlook to a range of $1.21 to $1.31 per diluted share for the Parkway Portfolio and adjusting its 2016 earnings per diluted share ("EPS") outlook to a range of $0.48 to $0.58 for the Parkway Portfolio. The Company is increasing its 2016 portfolio ending occupancy to a range of 91.0% to 92.0% as a result of U.S. Airways' decision not to exercise its early termination option for its lease at the U.S. Airways Building in Tempe, Arizona.

The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2016	Range
Fully diluted EPS	$0.48 - $0.58
Parkway's share of depreciation and amortization	$1.26 - $1.26
Gain on sale of real estate	($0.53 - $0.53)
Reported FFO per diluted share	$1.21 - $1.31

2016 Core Operating Assumptions	Revised 2016 Outlook	Previous 2016 Outlook
Recurring cash NOI	$203,000 - $208,000	$210,500 - $ 215,500
Straight-line rent and amortization of above market rent	$ 33,000 - $ 34,000	$ 33,500 - $ 34,500
Management fee after-tax net income	$ 3,000 - $ 4,000	$ 3,000 - $ 4,000
General and administrative expense	$ 35,000 - $ 37,000	$ 35,000 - $ 38,000
Share based compensation expense included in G&A above	$ 5,000 - $ 6,000	$ 5,000 - $ 6,000
Mortgage and credit facilities interest expense	$ 58,500 - $ 60,500	$ 58,000 - $ 60,000
Debt and swap termination fees included in interest expense above	$ 2,200 - $ 2,200	$ 0 - $ 0
Non-cash loan cost amortization included in interest expense above	$ 2,000 - $ 2,500	$ 2,000 - $ 2,500
Amortization of mortgage interest premium included in interest expense above	$ 11,000 - $ 12,000	$ 11,000 - $ 12,000
Recurring capital expenditures for building improvements, tenant improvements and leasing commissions	$ 44,000 - $ 49,000	$ 44,000 - $ 49,000
Recurring same-store GAAP NOI	(2.0)% - 0.0%	(2.0)% - 0.0%
Recurring same-store Cash NOI	9.0% - 11.0%	9.0% -11.0%
Portfolio ending occupancy	91.0% - 92.0%	89.5% - 90.5%
Weighted average annual diluted common shares/units	116,800 – 116,800	116,800 – 116,800

Variance within the outlook range may occur due to variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items. The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions and related costs other than those currently under contract, possible future capital markets activity, the impact of fluctuations in the Company's stock price on share-based compensation, possible future impairment charges or other unusual charges that may occur during the year, except as noted. It has been and will continue to be the Company's policy not to issue quarterly earnings guidance or revise the annual earnings outlook unless a material event occurs that impacts the Company's reported FFO outlook range. This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

Webcast and Conference Call

The Company will conduct its full-year and fourth quarter earnings conference call on Tuesday, February 9, 2016 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 877-407-3982, or 1-201-493-6780 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through February 23, 2016, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 13627612.

About Parkway Properties

Parkway Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership, development and management of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 36 office properties located in six states with an aggregate of approximately 14.3 million square feet of leasable space as of January 1, 2016. Fee-based real estate services are offered through wholly owned subsidiaries of the Company, which in total manage and/or lease approximately 2.7 million square feet for third-party owners as of January 1, 2016.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "forecast," "guidance," "intend," "may," "might," "outlook," "plan," "potential," "project," "should," "will" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projections relating to fully diluted EPS, share of depreciation and amortization, net gains on sales of real estate, reported FFO per share, recurring FFO per share, nonrecurring items, net operating income, cap rates, internal rates of return, dividend payment rates, FFO accretion, capital improvements, expected sources of financing, the timing of closing of acquisitions, dispositions or other transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; competition in the leasing market; the demand for and market acceptance of the Company's properties for rental purposes; oversupply of office properties in the Company's geographic markets; the amount and growth of the Company's expenses; customer financial difficulties and general economic conditions, including increasing interest rates and changes in the prices of commodities, as well as economic conditions in the Company's geographic markets; defaults or non-renewal of leases; risks associated with joint venture partners; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions; the failure to acquire or sell properties as and when anticipated; illiquidity of real estate; termination or non-renewal of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses; compliance with environmental and other regulations, including real estate and zoning laws; the Company's inability to obtain financing; the Company's inability to use net operating loss carry forwards; the Company's failure to maintain its status as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD and NOI, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD and NOI are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization, impairment and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD and NOI do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD and NOI should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined by NAREIT as net income (computed in accordance with GAAP), reduced by preferred dividends, excluding gains or losses from sale of previously depreciable real estate assets, impairment charges related to depreciable real estate under GAAP, plus depreciation and amortization related to depreciable real estate, and after adjustments to derive our pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, we do not adjust FFO to eliminate the effects of non-recurring charges. FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which excludes Parkway's share of non-cash adjustment for interest rate swaps, realignment expenses, adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, acquisition costs or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance. Recurring FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding straight line rent adjustments, amortization of above and below market leases, share-based compensation expense, acquisition costs, amortization of loan costs, other non-cash charges, gain or loss on extinguishment of debt, amortization of mortgage interest premium and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis. FAD measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA – Parkway defines EBITDA as net income before interest expense, income taxes and depreciation and amortization. Parkway further defines Adjusted EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation and amortization expense, acquisition costs, gains and losses on early extinguishment of debt, impairment of real estate, impairment loss of management contracts net of tax, share-based compensation expense, realignment expenses, and gains and losses on sales of real estate. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of Adjusted EBITDA on the same basis. Adjusted EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity. Adjusted EBITDA measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Net Operating Income (NOI) - Parkway defines net operating income ("NOI") as income from office and parking properties less property operating expenses. NOI measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Same-Store Properties - Parkway defines same-store properties as those properties that were owned for the entire current and prior year reporting periods and excludes properties classified as discontinued operations or which meet held for sale criteria. Same-store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for same-store properties. Recurring SSNOI includes adjustments for non-recurring lease termination fees or other unusual items. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets.

Contact:
Parkway Properties, Inc.
David R. O'Reilly
Executive Vice President and Chief Financial Officer
Bank of America Center
390 N. Orange Ave., Suite 2400
Orlando, FL 32801
(407) 650-0593
www.pky.com

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2015	2014
	(Unaudited)	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$ 3,332,021	$ 3,333,900
Accumulated depreciation	(308,772)	(309,629)
	3,023,249	3,024,271

Condominium units	-	9,318
Mortgage loan receivable	3,331	3,417
Investment in unconsolidated joint ventures	39,592	55,550
	3,066,172	3,092,556

Receivables and other assets:
Rents and fees receivable, net	856	4,032
Straight line rents receivable	86,138	63,236
Other receivables	9,952	20,395
Unamortized lease costs	148,901	129,781
Unamortized loan costs	9,954	10,185
Escrows and other deposits	40,444	28,263
Prepaid assets	3,412	18,426
Investment in preferred interest	3,500	3,500
Fair value of interest rate swaps	474	1,131
Deferred tax asset - non-current	4,999	5,040
Other assets	858	978
Land available for sale	175	250
Intangible assets, net	146,688	185,488
Assets held for sale	21,373	24,079
Management contracts, net	378	1,133
Cash and cash equivalents	74,961	116,241
Total assets	$ 3,619,235	$ 3,704,714

Liabilities
Notes payable to banks	$ 550,000	$ 481,500
Mortgage notes payable	1,238,336	1,339,450
Accounts payable and other liabilities:
Corporate payables	4,077	11,854
Deferred tax liability - non-current	793	470
Accrued payroll	4,845	3,210
Fair value of interest rate swaps	9,026	11,077
Interest payable	5,944	6,158
Property payables:
Accrued expenses and accounts payable	55,322	43,359
Accrued property taxes	22,857	25,652
Prepaid rents	18,787	16,311
Deferred revenue	25	105
Security deposits	7,135	7,964
Unamortized below market leases	64,874	76,253
Liabilities related to assets held for sale	1,003	2,035
Total liabilities	1,983,024	2,025,398

Equity
Parkway Properties, Inc. stockholders' equity:
Common stock, $.001 par value, 215,500,000 shares authorized and 111,631,153 and 111,127,386 shares issued and
outstanding in 2015 and 2014, respectively	112	111
Limited voting stock, $.001 par value, 4,500,000 shares
authorized and 4,213,104 shares issued and outstanding	4	4
Additional paid-in capital	1,854,913	1,842,581
Accumulated other comprehensive loss	(6,199)	(6,166)
Accumulated deficit	(460,131)	(443,757)
Total Parkway Properties, Inc. stockholders' equity	1,388,699	1,392,773
Noncontrolling interests	247,512	286,543
Total equity	1,636,211	1,679,316
Total liabilities and equity	$ 3,619,235	$ 3,704,714

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Revenues
Income from office and parking properties	$ 110,856	$ 114,995	$ 452,597	$ 418,007
Management company income	1,675	5,569	10,321	22,140
Sale of condominium units	20	5,818	11,065	16,554
Total revenues	112,551	126,382	473,983	456,701

Expenses
Property operating expense	41,070	48,468	173,241	168,071
Management company expenses	1,729	4,915	9,935	20,280
Cost of sales - condominium units	41	4,485	11,120	13,199
Depreciation and amortization	47,577	51,213	190,387	182,955
Impairment loss on real estate	-	11,700	5,400	11,700
Impairment loss on management contracts	-	4,750	-	4,750
General and administrative	7,065	6,523	31,194	32,660
Acquisition costs	1,306	1,200	2,074	3,463
Total expenses	98,788	133,254	423,351	437,078

Operating income (loss)	13,763	(6,872)	50,632	19,623

Other income and expenses
Interest and other income	203	561	903	1,452
Equity in earnings (loss) of unconsolidated joint ventures	1,281	(185)	2,204	(967)
Net gains on sale of real estate	3,819	69,714	110,732	82,667
Gain on sale of unconsolidated property	9,698	-	9,698	-
Loss on extinguishment of debt	(520)	(2,066)	(6,062)	(2,405)
Interest expense	(17,590)	(17,514)	(71,481)	(66,095)

Income before income taxes	10,654	43,638	96,626	34,275

Income tax (expense) benefit	(894)	624	(1,903)	(139)

Income from continuing operations	9,760	44,262	94,723	34,136
Discontinued operations:
Loss from discontinued operations	-	(10)	-	(391)
Net gains on sale of real estate from discontinued operations	-	-	-	10,463
Total discontinued operations	-	(10)	-	10,072

Net income	9,760	44,252	94,723	44,208
Net income attributable to noncontrolling interests - unit holders	(375)	(2,147)	(2,947)	(2,089)
Net (income) loss attributable to noncontrolling interests - real estate partnerships	(708)	323	(24,441)	824
Net income for Parkway Properties, Inc. and attributable to common stockholders	$ 8,677	$ 42,428	$ 67,335	$ 42,943

Net income per common share attributable to Parkway Properties, Inc.:
Basic:
Income from continuing operations attributable to Parkway Properties, Inc.	$ 0.08	$ 0.38	$ 0.60	$ 0.33
Discontinued operations	-	-	-	0.09
Basic net income attributable to Parkway Properties, Inc.	$ 0.08	$ 0.38	$ 0.60	$ 0.42
Diluted:
Income from continuing operations attributable to Parkway Properties, Inc.	$ 0.08	$ 0.38	$ 0.60	$ 0.33
Discontinued operations	-	-	-	0.09
Diluted net income attributable to Parkway Properties, Inc.	$ 0.08	$ 0.38	$ 0.60	$ 0.42

Weighted average shares outstanding:
Basic	111,614	111,076	111,490	101,913
Diluted	116,760	116,521	116,691	107,319

Amounts attributable to Parkway Properties, Inc. common stockholders:
Income from continuing operations attributable to Parkway Properties, Inc.	$ 8,677	$ 42,437	$ 67,335	$ 33,223
Discontinued operations	-	(9)	-	9,720
Net income attributable to common stockholders	$ 8,677	$ 42,428	$ 67,335	$ 42,943

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND FUNDS AVAILABLE
FOR DISTRIBUTION TO NET INCOME AT PARKWAY'S SHARE
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Net income for Parkway Properties, Inc.	$ 8,677	$ 42,428	$ 67,335	$ 42,943

Adjustments to net income for Parkway Properties, Inc.:
Depreciation and amortization	44,333	48,516	175,802	179,797
Noncontrolling interest - unit holders	375	2,147	2,947	2,089
Impairment loss on depreciable real estate	-	11,700	5,400	11,700
Net gains on sale of real estate	(3,819)	(69,197)	(85,366)	(82,150)
Net gains on sale of real estate - discontinued operations	-	-	-	(10,463)
Gain on sale of unconsolidated property	(9,754)	-	(9,754)	-
Funds from operations attributable to the operating partnership	$ 39,812	$ 35,594	$ 156,364	$ 143,916

Adjustments to derive recurring funds from operations:
Non-recurring lease termination fee income	(470)	(539)	(2,054)	(1,443)
Loss on extinguishment of debt	575	2,066	4,537	2,405
Acquisition costs	1,306	1,200	2,074	3,463
Impairment loss on management contracts, net of tax	-	2,905	-	2,905
Non-cash adjustment for interest rate swap	(52)	(56)	370	(19)
Realignment expenses	520	881	520	6,016
Recurring funds from operations attributable to the operating partnership	$ 41,691	$ 42,051	$ 161,811	$ 157,243

Funds available for distribution
Funds from operations	$ 39,812	$ 35,594	$ 156,364	$ 143,916
Add (deduct):
Straight-line rents	(9,327)	(5,692)	(36,320)	(22,310)
Amortization of below market leases, net	(4,427)	(4,776)	(18,149)	(14,653)
Amortization of share-based compensation	1,410	1,400	6,525	8,238
Impairment loss on management contracts, net of tax	-	2,905	-	2,905
Acquisition costs	1,306	1,200	2,074	3,463
Amortization of loan costs	716	681	2,919	2,712
Non-cash adjustment for interest rate swap	(52)	(56)	370	(19)
Loss on extinguishment of debt	575	2,066	4,537	2,405
Amortization of mortgage interest premium	(3,327)	(2,794)	(12,268)	(10,046)
Recurring capital expenditures: (1)
Building improvements	(3,930)	(2,913)	(7,489)	(9,510)
Tenant improvements - new leases	(1,872)	(1,227)	(5,020)	(11,902)
Tenant improvements - renewal leases	(2,648)	(2,135)	(8,383)	(5,377)
Leasing costs - new leases	(854)	(3,138)	(7,038)	(5,820)
Leasing costs - renewal leases	(2,122)	(6,675)	(7,045)	(12,411)
Total recurring capital expenditures	(11,426)	(16,088)	(34,975)	(45,020)
Funds available for distribution attributable to the operating partnership	$ 15,260	$ 14,440	$ 71,077	$ 71,591

Diluted per common share/unit information (**)
FFO per share	$ 0.34	$ 0.31	$ 1.34	$ 1.34
Recurring FFO per share	$ 0.36	$ 0.36	$ 1.39	$ 1.47
FAD per share	$ 0.13	$ 0.12	$ 0.61	$ 0.67
Dividends paid	$ 0.1875	$ 0.1875	$ 0.7500	$ 0.7500
Dividend payout ratio for FFO	55.1%	60.5%	56.0%	56.0%
Dividend payout ratio for recurring FFO	52.1%	52.1%	54.0%	51.0%
Dividend payout ratio for FAD	144.2%	156.3%	123.0%	111.9%

Other supplemental information
Recurring capital expenditures	$ 11,426	$ 16,088	$ 34,975	$ 45,020
Upgrades on acquisitions	28,088	24,586	94,085	56,938
Total real estate improvements and leasing costs (1)	$ 39,514	$ 40,674	$ 129,060	$ 101,958

**Information for diluted computations:
Basic common shares/units outstanding	116,446	116,276	116,393	107,113
Dilutive effect of other share equivalents	314	245	298	206
Diluted weighted average shares/units outstanding	116,760	116,521	116,691	107,319

(1) Development costs related to Hayden Ferry III are not included in these amounts.

PARKWAY PROPERTIES, INC.
EBITDA, ADJUSTED EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION
(In thousands, except per share, percentage and multiple data)

	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014

Net income for Parkway Properties, Inc.	$ 8,677	$ 37,251	$ 14,132	$ 7,275	$ 42,428

Adjustments at Parkway's share to net income for Parkway Properties, Inc.:
Interest expense	14,822	14,256	14,700	15,795	15,910
Depreciation and amortization	44,333	42,398	43,706	45,365	48,516
Income tax expense	894	491	326	192	1,221
EBITDA	68,726	94,396	72,864	68,627	108,075
Amortization of loan costs	716	708	824	671	681
Non-cash adjustment for interest rate swap	(52)	217	(43)	248	(56)
(Gain) loss on extinguishment of debt	575	210	3,831	(79)	2,066
Noncontrolling interest - unit holders	375	1,617	607	348	2,147
Acquisition costs	1,306	101	196	471	1,200
Amortization of share-based compensation	1,410	1,653	1,726	1,736	1,400
Net gains on sale of real estate	(3,819)	(42,309)	(24,922)	(14,316)	(69,197)
Gain on sale of unconsolidated property	(9,754)	-	-	-	-
Impairment loss on real estate	-	-	4,400	1,000	11,700
Impairment loss on management contracts, net of tax	-	-	-	-	2,905
Realignment expenses	520	-	-	-	-
Adjusted EBITDA	$ 60,003	$ 56,593	$ 59,483	$ 58,706	$ 60,921

Interest coverage ratio	4.0	4.0	4.0	3.7	3.8

Fixed charge coverage ratio	3.4	3.3	3.5	3.1	3.2

Capitalization information
Mortgage notes payable at Parkway's share	$ 1,034,972	$ 1,007,528	$ 1,007,589	$ 1,109,338	$ 1,124,860
Notes payable to banks	550,000	550,000	600,000	593,000	481,500
Parkway's share of total debt	1,584,972	1,557,528	1,607,589	1,702,338	1,606,360
Less: Parkway's share of cash and cash equivalents	(57,974)	(88,878)	(47,142)	(37,323)	(82,353)
Parkway's share of net debt	1,526,998	1,468,650	1,560,447	1,665,015	1,524,007

Shares of common stock and operating units outstanding	116,464	116,424	116,391	116,372	116,327
Stock price per share at period end	$ 15.63	$ 15.56	$ 17.44	$ 17.35	$ 18.39
Market value of common equity	$ 1,820,332	$ 1,811,557	$ 2,029,859	$ 2,019,054	$ 2,139,254
Total market capitalization (including net debt)	$ 3,347,330	$ 3,280,207	$ 3,590,306	$ 3,684,069	$ 3,663,261
Net debt as a percentage of market capitalization	45.6%	44.8%	43.5%	45.2%	41.6%

Adjusted EBITDA annualized	$ 240,012	$ 226,372	$ 237,932	$ 234,824	$ 243,684
Adjustment to annualize investment activities (1)	(1,829)	(2,747)	(4,011)	606	8,194
Adjusted EBITDA - annualized investment activities	$ 238,183	$ 223,625	$ 233,921	$ 235,430	$ 251,878
Net debt to Adjusted EBITDA multiple	6.4	6.6	6.7	7.1	6.1

(1) Adjustment to annualized investment activities represents the implied annualized impact of any acquisition or disposition activity for the period.

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME
(In thousands, except number of properties data)

Three Months Ended December 31, 2015 and 2014
				Net Operating Income		Average Occupancy
		Number of	Percentage
	Square Feet	Properties	of Portfolio (1)	2015	2014	2015	2014

Same-store properties:
Wholly owned	9,559	22	67.2%	$ 46,887	$ 44,250	90.4%	89.5%
Fund II	1,950	5	14.4%	10,050	9,940	96.9%	97.3%
Total same-store properties	11,509	27	81.6%	$ 56,937	$ 54,190	91.5%	90.8%
Net operating income from
consolidated office and
parking properties (2)	14,108	35	100.0%	$ 69,786	$ 68,527

(1) Percentage of portfolio based on net operating income for the three months ended December 31, 2015.

(2) Same-store net operating income for the three months ended December 31, 2014 includes the effect of amounts from our One Congress Plaza and San Jacinto Center properties in Austin, Texas as these properties are included as same-store properties for comparative purposes. Previously, the activity from these properties was included in equity in earnings.

The following table is a reconciliation of net income to Same-Store net operating income (SSNOI) and Recurring SSNOI:

				Three Months Ended		Year Ended
				December 31,		December 31,
				2015	2014	2015	2014

Net income for Parkway Properties, Inc.				$ 8,677	$ 42,428	$ 67,335	$ 42,943
Add (deduct):
Interest expense				17,590	17,514	71,481	66,095
Loss on extinguishment of debt				520	2,066	6,062	2,405
Depreciation and amortization				47,577	51,213	190,387	182,955
Management company expenses				1,729	4,915	9,935	20,280
Income tax expense (benefit)				894	(624)	1,903	139
General and administrative				7,065	6,523	31,194	32,660
Acquisition costs				1,306	1,200	2,074	3,463
Equity in (earnings) loss of unconsolidated joint ventures				(1,281)	185	(2,204)	967
Sale of condominium units				(20)	(5,818)	(11,065)	(16,554)
Cost of sales - condominium units				41	4,485	11,120	13,199
Net income attributable to noncontrolling interests				1,083	1,824	27,388	1,265
Loss from discontinued operations				-	10	-	391
Net gains on sale of real estate				(3,819)	(69,714)	(110,732)	(82,667)
Net gains on sale of real estate - discontinued operations				-	-	-	(10,463)
Gain on sale of unconsolidated property				(9,698)	-	(9,698)	-
Impairment loss on real estate				-	11,700	5,400	11,700
Impairment loss on management contracts				-	4,750	-	4,750
Management company income				(1,675)	(5,569)	(10,321)	(22,140)
Interest and other income				(203)	(561)	(903)	(1,452)
Net operating income from consolidated office and parking properties				69,786	66,527	279,356	249,936
Less: Net operating income from non same-store properties				(12,849)	(14,337)	(60,377)	(60,755)
Add: One Congress Plaza and San Jacinto Center (3)				-	2,000	-	18,303
Same-store net operating income (SSNOI)				56,937	54,190	218,979	207,484
Less: non-recurring lease termination fee income				(25)	(269)	(847)	(871)
Recurring SSNOI				$ 56,912	$ 53,921	$ 218,132	$ 206,613

Parkway's share of SSNOI				$ 50,466	$ 47,732	$ 192,796	$ 181,420

Parkway's share of recurring SSNOI				$ 50,441	$ 47,455	$ 191,949	$ 180,568

(3) Same-store net operating income and recurring same-store net operating income for the three months and year ended December 31, 2014 includes the effect of amounts from our One Congress Plaza and San Jacinto Center properties in Austin, Texas as these properties are included as same-store properties for comparative purposes. Previously, the activity from these properties was included in equity in earnings.

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
THREE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(In thousands)

	Consolidated				Parkway's Share
			Dollar	Percentage			Dollar	Percentage
	2015	2014	Change	Change	2015	2014	Change	Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$ 74,078	$ 76,572	$ (2,494)	-3.3%	$ 74,078	$ 76,572	$ (2,494)	-3.3%
Fund II	16,005	15,317	688	4.5%	4,238	4,006	232	5.8%
Unconsolidated joint ventures	-	-	-	-	840	840	-	-
Total same-store GAAP revenue	90,083	91,889	(1,806)	-2.0%	79,156	81,418	(2,262)	-2.8%
Expenses
Wholly-owned properties	27,191	32,322	(5,131)	-15.9%	27,191	32,322	(5,131)	-15.9%
Fund II	5,955	5,377	578	10.7%	1,495	1,362	133	9.8%
Unconsolidated joint ventures	-	-	-	-	4	2	2	100.0%
Total same-store GAAP expenses	33,146	37,699	(4,553)	-12.1%	28,690	33,686	(4,996)	-14.8%
NOI - GAAP	$ 56,937	$ 54,190	$ 2,747	5.1%	$ 50,466	$ 47,732	$ 2,734	5.7%
Net margin - GAAP	63.2%	59.0%	4.2%		63.8%	58.6%	5.2%

Acquisitions & Development Properties
Revenues
Wholly-owned properties	$ 17,276	$ 6,208	$ 11,068		$ 17,276	$ 6,208	$ 11,068
Fund II	859	-	859		602	-	602
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP revenue	18,135	6,208	11,927		17,878	6,208	11,670
Expenses
Wholly-owned properties	6,520	2,975	3,545		6,520	2,975	3,545
Fund II	108	(11)	119		76	7	69
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP expenses	6,628	2,964	3,664		6,596	2,982	3,614
NOI	$ 11,507	$ 3,244	$ 8,263		$ 11,282	$ 3,226	$ 8,056
Net margin	63.5%	52.3%	11.2%		63.1%	52.0%	11.1%

Office assets sold or held for sale
Revenues
Wholly-owned properties	$ 2,632	$ 18,210	$ (15,578)		$ 2,632	$ 18,210	$ (15,578)
Fund II	6	2,584	(2,578)		2	775	(773)
Unconsolidated joint ventures	-	-	-		342	3,994	(3,652)
Total sold properties GAAP revenue	2,638	20,794	(18,156)		2,976	22,979	(20,003)
Expenses
Wholly-owned properties	1,290	8,566	(7,276)		1,290	8,566	(7,276)
Fund II	6	1,135	(1,129)		2	339	(337)
Unconsolidated joint ventures	-	-	-		183	1,960	(1,777)
Total sold properties GAAP expenses	1,296	9,701	(8,405)		1,475	10,865	(9,390)
NOI	$ 1,342	$ 11,093	$ (9,751)		$ 1,501	$ 12,114	$ (10,613)

Total portfolio
Revenues
Wholly-owned properties	$ 93,986	$ 100,990	$ (7,004)		$ 93,986	$ 100,990	$ (7,004)
Fund II	16,870	17,901	(1,031)		4,842	4,781	61
Unconsolidated joint ventures	-	-	-		1,182	4,834	(3,652)
Total revenues	$ 110,856	$ 118,891	$ (8,035)		$ 100,010	$ 110,605	$ (10,595)

Expenses
Wholly-owned properties	35,001	43,863	(8,862)		35,001	43,863	(8,862)
Fund II	6,069	6,501	(432)		1,573	1,708	(135)
Unconsolidated joint ventures	-	-	-		187	1,962	(1,775)
Total expenses	$ 41,070	$ 50,364	$ (9,294)		$ 36,761	$ 47,533	$ (10,772)

NOI	$ 69,786	$ 68,527	$ 1,259		$ 63,249	$ 63,072	$ 177
Net margin	63.0%	57.6%			63.2%	57.0%

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$ 90,083	$ 91,889	$ (1,806)	-2.0%	$ 79,156	$ 81,418	$ (2,262)	-2.8%
Non-recurring lease termination fee income	(25)	(269)	244	-90.7%	(25)	(277)	252	-91.0%
Recurring same-store revenue	90,058	91,620	(1,562)	-1.7%	79,131	81,141	(2,010)	-2.5%
Total same-store expenses	33,146	37,699	(4,553)	-12.1%	28,690	33,686	(4,996)	-14.8%
Recurring NOI - GAAP	$ 56,912	$ 53,921	$ 2,991	5.5%	$ 50,441	$ 47,455	$ 2,986	6.3%
Recurring net margin - GAAP	63.2%	58.9%	4.3%		63.7%	58.5%	5.2%

Same-store assets cash NOI:
Total same-store GAAP revenue	$ 90,083	$ 91,889	$ (1,806)	-2.0%	$ 79,156	$ 81,418	$ (2,262)	-2.8%
Amortization of below market leases, net	(3,750)	(3,547)	(203)	5.7%	(3,934)	(3,860)	(74)	1.9%
Straight-line rents	(5,667)	(5,407)	(260)	4.8%	(4,745)	(5,688)	943	-16.6%
Total same-store cash revenue	80,666	82,935	(2,269)	-2.7%	70,477	71,870	(1,393)	-1.9%
Total same-store expenses	33,146	37,699	(4,553)	-12.1%	28,690	33,686	(4,996)	-14.8%
NOI - cash	$ 47,520	$ 45,236	$ 2,284	5.0%	$ 41,787	$ 38,184	$ 3,603	9.4%
Net margin - cash	58.9%	54.5%	4.4%		59.3%	53.1%	6.2%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$ 80,666	$ 82,935	$ (2,269)	-2.7%	$ 70,477	$ 71,870	$ (1,393)	-1.9%
Non-recurring lease termination fee income	(25)	(269)	244	-90.7%	(25)	(277)	252	-91.0%
Recurring same-store cash revenue	80,641	82,666	(2,025)	-2.4%	70,452	71,593	(1,141)	-1.6%
Total same-store expenses	33,146	37,699	(4,553)	-12.1%	28,690	33,686	(4,996)	-14.8%
Recurring NOI - cash	$ 47,495	$ 44,967	$ 2,528	5.6%	$ 41,762	$ 37,907	$ 3,855	10.2%
Recurring net margin - cash	58.9%	54.4%	4.5%		59.3%	52.9%	6.4%

*N/M - Not Meaningful

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
YEAR ENDED DECEMBER 31, 2015 AND 2014
(In thousands)

	Consolidated				Parkway's Share
			Dollar	Percentage			Dollar	Percentage
	2015	2014	Change	Change	2015	2014	Change	Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$ 283,690	$ 274,653	$ 9,037	3.3%	$ 283,690	$ 274,653	$ 9,037	3.3%
Fund II	63,297	61,774	1,523	2.5%	16,595	16,122	473	2.9%
Unconsolidated joint ventures	-	-	-	-	3,359	3,359	-	-
Total same-store GAAP revenue	346,987	336,427	10,560	3.1%	303,644	294,134	9,510	3.2%
Expenses
Wholly-owned properties	104,991	107,204	(2,213)	-2.1%	104,991	107,204	(2,213)	-2.1%
Fund II	23,017	21,739	1,278	5.9%	5,851	5,508	343	6.2%
Unconsolidated joint ventures	-	-	-	-	6	2	4	*N/M
Total same-store GAAP expenses	128,008	128,943	(935)	-0.7%	110,848	112,714	(1,866)	-1.7%
NOI - GAAP	$ 218,979	$ 207,484	$ 11,495	5.5%	$ 192,796	$ 181,420	$ 11,376	6.3%
Net margin - GAAP	63.1%	61.7%	1.4%		63.5%	61.7%	1.8%

Acquisitions & Development Properties
Revenues
Wholly-owned properties	$ 64,425	$ 26,580	$ 37,845		$ 64,425	$ 26,580	$ 37,845
Fund II	859	-	859		601	-	601
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP revenue	65,284	26,580	38,704		65,026	26,580	38,446
Expenses
Wholly-owned properties	26,986	11,205	15,781		26,986	11,205	15,781
Fund II	219	54	165		153	46	107
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP expenses	27,205	11,259	15,946		27,139	11,251	15,888
NOI	$ 38,079	$ 15,321	$ 22,758		$ 37,887	$ 15,329	$ 22,558
Net margin	58.3%	57.6%	0.7%		58.3%	57.7%	0.6%

Office assets sold or held for sale
Revenues
Wholly-owned properties	$ 36,461	$ 75,375	$ (38,914)		$ 36,461	$ 75,375	$ (38,914)
Fund II	3,865	10,338	(6,473)		1,160	3,101	(1,941)
Unconsolidated joint ventures	-	-	-		2,870	25,077	(22,207)
Total sold properties GAAP revenue	40,326	85,713	(45,387)		40,491	103,553	(63,062)
Expenses
Wholly-owned properties	16,367	35,421	(19,054)		16,367	35,421	(19,054)
Fund II	1,661	4,858	(3,197)		498	1,472	(974)
Unconsolidated joint ventures	-	-	-		1,683	10,656	(8,973)
Total sold properties GAAP expenses	18,028	40,279	(22,251)		18,548	47,549	(29,001)
NOI	$ 22,298	$ 45,434	$ (23,136)		$ 21,943	$ 56,004	$ (34,061)

Total portfolio
Revenues
Wholly-owned properties	$ 384,576	$ 376,608	$ 7,968		$ 384,576	$ 376,608	$ 7,968
Fund II	68,021	72,112	(4,091)		18,356	19,223	(867)
Unconsolidated joint ventures	-	-	-		6,229	28,436	(22,207)
Total revenues	$ 452,597	$ 448,720	$ 3,877		$ 409,161	$ 424,267	$ (15,106)

Expenses
Wholly-owned properties	148,344	153,830	(5,486)		148,344	153,830	(5,486)
Fund II	24,897	26,651	(1,754)		6,502	7,026	(524)
Unconsolidated joint ventures	-	-	-		1,689	10,658	(8,969)
Total expenses	$ 173,241	$ 180,481	$ (7,240)		$ 156,535	$ 171,514	$ (14,979)

NOI	$ 279,356	$ 268,239	$ 11,117		$ 252,626	$ 252,753	$ (127)
Net margin	61.7%	59.8%			61.7%	59.6%

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$ 346,987	$ 336,427	$ 10,560	3.1%	$ 303,644	$ 294,134	$ 9,510	3.2%
Non-recurring lease termination fee income	(847)	(871)	24	-2.8%	(847)	(852)	5	-0.6%
Recurring same-store revenue	346,140	335,556	10,584	3.2%	302,797	293,282	9,515	3.2%
Total same-store expenses	128,008	128,943	(935)	-0.7%	110,848	112,714	(1,866)	-1.7%
Recurring NOI - GAAP	$ 218,132	$ 206,613	$ 11,519	5.6%	$ 191,949	$ 180,568	$ 11,381	6.3%
Recurring net margin - GAAP	63.0%	61.6%	1.4%		63.4%	61.6%	1.8%

Same-store assets cash NOI:
Total same-store GAAP revenue	$ 346,987	$ 336,427	$ 10,560	3.1%	$ 303,644	$ 294,134	$ 9,510	3.2%
Amortization of below market leases, net	(16,610)	(9,549)	(7,061)	73.9%	(17,408)	(10,509)	(6,899)	65.6%
Straight-line rents	(22,357)	(20,814)	(1,543)	7.4%	(21,784)	(20,391)	(1,393)	6.8%
Total same-store cash revenue	308,020	306,064	1,956	0.6%	264,452	263,234	1,218	0.5%
Total same-store expenses	128,008	128,943	(935)	-0.7%	110,848	112,714	(1,866)	-1.7%
NOI - cash	$ 180,012	$ 177,121	$ 2,891	1.6%	$ 153,604	$ 150,520	$ 3,084	2.0%
Net margin - cash	58.4%	57.9%	0.5%		58.1%	57.2%	0.9%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$ 308,020	$ 306,064	$ 1,956	0.6%	$ 264,452	$ 263,234	$ 1,218	0.5%
Non-recurring lease termination fee income	(847)	(871)	24	-2.8%	(847)	(852)	5	-0.6%
Recurring same-store cash revenue	307,173	305,193	1,980	0.6%	263,605	262,382	1,223	0.5%
Total same-store expenses	128,008	128,943	(935)	-0.7%	110,848	112,714	(1,866)	-1.7%
Recurring NOI - cash	$ 179,165	$ 176,250	$ 2,915	1.7%	$ 152,757	$ 149,668	$ 3,089	2.1%
Recurring net margin - cash	58.3%	57.8%	0.5%		57.9%	57.0%	0.9%

*N/M - Not Meaningful